                                LICENSE AGREEMENT

     This license agreement dated January 23, 1995 (hereinafter referred to as "Agreement"), is between the Family of Ingrid Bergman (hereinafter referred to as "Licensor"), located c/o Curtis Management Group, 1000 Waterway Blvd., Indianapolis, Indiana 46202 and Artisan House, Inc. (hereinafter referred to as "Licensee") located at 1755 Glendale Blvd., P.O. Box 26566, Los Angeles, California 90026.

WITNESSETH:

     WHEREAS, Licensor is the proprietor of the right of publicity associated with the name, likeness, voice, signature and visual representation of the late Ingrid Bergman (hereinafter referred to as "Property").

     WHEREAS, Licensee desires to utilize said Property upon the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, intending to be legally bound, the parties agree as follows:

1. Definition of Terms.

     (a) "Consumer Sales" shall mean sales of Goods by Licensee directly or through its authorized wholesalers, representatives or distributors to retail establishments for eventual resale to the consumer.

     (b) "Mail Order Sales" shall mean sales of Goods by Licensee directly to the consumer through direct mail solicitation or catalogues.

     (c) "Shopping Network Sales" shall mean sales of Goods by Licensee directly or through it's authorized representatives, wholesalers and distributors through media such as infomercials; local, cable, wireless or fiber optic television shopping channels, on-line shopping, or otherwise.

     (d) "Original Term" shall mean the period beginning on January 23, 1995 and ending on December 31, 1995.

     (e) "Contract Year" shall mean the period commencing on January 1st and ending on December 31st of each year of this Agreement.

     (f) "Premium" shall mean any article used for the purpose of: increasing the sale of another item; promoting or publicizing any product or service; fund-raising or as giveaways; to motivate a sales force, merchant, consumer, or any other person to perform a specific act.

2. Grant of License.

     (a) Subject to the limitations set forth in paragraph 2(c) below and the other conditions of this Agreement Licensor hereby grants to Licensee the non-exclusive right to use the Property on the following merchandise (hereinafter referred to as "Goods"):

    Casablanca metal wall sculpture with Humphrey Bogart with an approximate retail price of $300

     (b) Market and Territory: Licensee shall only make sales of Goods as described in paragraph 1(a, b, c & f). The license hereby granted extends only to the United States, Canada, Mexico, Australia, Singapore, Hong Kong, Taiwan, Thailand and Japan (hereinafter "Territory").

3. Advance, Guarantee, Royalty, Renewal.

     (a) Licensee agrees to pay one thousand dollars ($1,000) as a non-refundable advance against royalties earned through December 31, 1995 payable upon execution of this Agreement.

     (b) Licensee shall recover within the first year (1995) of this Agreement the advance royalty payment by offsetting royalties earned against said advance until the advance is recouped and shall thereafter make the royalty payments to Licensor as set forth herein.

     (c) Licensee agrees to pay royalties to Licensor for each unit of the Goods as follows:

     $3.75 per unit of the Goods, or five percent (5%) of Licensee's "standard wholesale price", whichever is greater, for the Goods covered by this Agreement in United States dollars computed upon the total number of units each Good shipped or otherwise distributed by Licensee or any of its affiliated, associated (including reps and/or distributors) or subsidiary (hereinafter "Related") companies, without deductions for bad debt, cost of shipping, cost of packaging, advertising or promotional expenses, cash or volume discounts or other costs. A deduction of not more than 5% may be taken for actual certified returns.

     The term "standard wholesale price" as used herein shall mean the highest price customarily charged by Licensee, or by any of its Related companies, to unaffiliated third parties for retail sale of the Goods described in paragraph 2, hereof. Royalties at the stated rate shall be due and payable on all units of Goods shipped or otherwise distributed by Licensee to its related companies or to a third party or to Licensee from its related companies and irrespective of the actual price charged for such distributed Goods.

     (d) Except as otherwise provided in the following paragraphs, upon completion of the Original Term or any subsequent renewal term (as herein provided), this Agreement will automatically be extended for additional one year terms, subject to a $1,000 minimum annual guarantee payable prior to the 30th day of each calendar quarter in minimum equal quarterly installments--if unearned), unless either party shall give the other not less than ninety (90) days notice in writing (by confirmed receipt via certified mail, telefax, or overnight mail) of its intention to not renew this Agreement.


4. Payment and Reporting.

     Not later than the thirtieth (30th) day after the close of every calendar quarter during the Original Term and any extension thereof, and thereafter so long as any sales are made by the Licensee pursuant to this Agreement, the Licensee shall furnish to the Licensor a full and complete statement showing the number of Goods which have been sold by the Licensee and the selling price thereof during the preceding calendar quarter. An item will be considered to be sold when it is ordered and then invoiced or shipped, whichever is sooner. The Licensee shall pay to the Licensor, c/o Curtis Management Group, 1000 Waterway Blvd., Indianapolis, IN 46202, such royalties as the statement indicates are due the Licensor. All payments shall be made by company check drawn on U.S. funds payable to "Curtis Management Group". All late payments shall be subject to a two percent per month (24% annual rate) late charge on all such outstanding amounts.

5. Ouality.

     Licensee acknowledges that if the Goods manufactured and sold by it are of inferior quality in material and workmanship, the substantial goodwill which the Licensor has built up and now possesses in the Property will be impaired. Accordingly, Licensee warrants that the Goods will be of high standard and of such appearance and quality as shall be reasonably adequate and suited to their exploitation and best advantage. Licensee shall submit to Licensor finished art work and/or a facsimile of all Goods to be manufactured, together with its cartons and containers, including packaging and wrapping material, which shall be approved in writing by the Licensor before the Goods are advertised, distributed or sold. Any article submitted and not disapproved within fourteen
(14) days of their receipt of same by Licensor shall be deemed to have been approved. After samples of the Goods have been approved pursuant to this paragraph, Licensee shall not depart therefrom without written consent from Licensor. In the event there is a departure from the approved sample of the Goods made or distributed by Licensee, or in the event there is an occurrence connected with the Goods which reflect unfavorably upon Licensor, the Licensor shall have the right, in the reasonable exercise of its sole discretion, to withdraw its approval of such Goods, at which time this Agreement shall automatically terminate with respect to such Goods. Thereupon, Licensee shall cease the use of the Property in the sale, advertising, distribution or use of such Goods immediately upon notice from Licensor; and within ten (10) days thereafter shall pay all amounts due to Licensor hereunder. If there are other Goods under this Agreement not covered or affected by the foregoing two sentences of this paragraph, this Agreement shall remain in full force and effect as to those other Goods.

6. Advertising.

     All advertisements and promotional material which Licensee intends to use to promote Goods shall be submitted to Licensor for its written approval prior to publication. Licensor shall have fourteen (14) days from the date of receipt of said material in which to approve or disapprove it, such approval not to be unreasonably withheld.


7. Samples.

     Licensee shall supply Licensor with five (5) samples of each of the completed Goods, promptly after completion. Licensor shall have the right to purchase additional samples for its own personal use at wholesale.

8. Books and records.

     The Licensee shall keep full, complete and accurate books of account and records covering all transactions relating to the subject matter of this Agreement. Licensor through its authorized representative, shall have the right to examine such books of account and records and other documents and material in Licensee's possession or under its control insofar as they relate to the manufacture and sale of Goods. The Licensor shall have free and full access there to at any reasonable hour of the day during which the Licensee's offices are open and in any reasonable manner. In the event an examination of Licensee's books and/or records reveals a deficiency in royalties paid to Licensor of more than three hundred dollars ($300.00), Licensee shall pay all expenses related to the performance of the examination and shall immediately pay the deficient amount to Licensor. Upon its discretion, Licensor may require that Licensee furnish financial reports of Licensee's financial status.

9. Goodwill.

     Licensee acknowledges that the Property is unique and original and that the Licensor is the owner thereof. Licensee shall not, during the Original Term of the Agreement or at any time thereafter, dispute or contest, directly or indirectly, the Licensor's ownership of the Property; the Licensor's exclusive right (subject to this license) to use the Property; the validity of any of the copyrights or trademarks pertaining thereto or the Licensor's ownership thereof, nor shall the Licensee assist or aid others in doing so. At the Licensor's request the Licensee shall cooperate with the Licensor in preventing or stopping any infringement or unfair use by any third party of the Goods or Property. The Licensor shall determine what action, if any, it elects to pursue in regard to preventing or stopping any infringement or unfair use by any third party of the Goods or Property and shall be under no obligation whatsoever to take action at Licensee's request.

10. Copyright, Etc.

     (a) The Licensor shall apply to register trademarks and claims to copyright for any design incorporating the Property, and apply for design patents on the Goods and/or the Property as may be reasonably necessary, in the Licensor's sole discretion, to protect the Licensor's interests. All applications for registration of claims to copyright, where applicable, shall identify the Licensor as the copyright proprietor; all applications to register trademarks shall identify the Licensor as the trademark owner; and all applications for design patents shall correctly identify the inventor and shall be assigned to the Licensor at no additional cost.


     (b) If Licensor requires any specimens of the Goods, or any photographic reproductions of the same, for use in filing copyright claims, where applicable, or trademark or design patent application, Licensee shall provide the Licensor with the same at Licensee's expense.

     (c) At Licensor's request, the Licensee shall execute assignments in favor of Licensor of any and all copyrights, trademarks or other intellectual property rights of whatever kind relating to the Goods and/or the Property without further consideration and Licensee will upon the request of Licensor assign to the Licensor any rights, if any, which Licensee may have acquired through its use of the Property.

     (d) Licensee warrants that it will provide a legally sufficient copyright notice on the Goods and packaging, wrapping, advertising and promotional material bearing any reproductions of the Goods or the Property, in the following format:

     TM/(C) 1994 Family of Ingrid Bergman under license authorized by Curtis Management Group, Indianapolis, Indiana, 46202 USA

     (e) Licensee warrants that it will provide a legally sufficient trademark notice by prominently displaying the letters TM (or the sign (R) if so specified by the Licensor) against every occurrence of Property on the Goods and against every occurrence of the Property on packaging, wrapping, advertising and promotional material for the Goods.

     (f) Licensee warrants that it will take such precautions as are necessary to insure that any promotional materials for the Goods which utilize the Property made by its customers bear the Licensor's copyright and/or trademark notice as provided in paragraph 10 (d & e).

11. Right of Termination.

     Without prejudice to any other rights, Licensor shall have the right to terminate this Agreement, or a portion thereof, upon written notice to Licensee, at any time that the following may occur:

     (a) If full and regular production and aggressive marketing has not commenced within three (3) months from the date of this Agreement. Any individual categories of Goods granted in paragraph 2(a) not in distribution throughout the Territory within five (5) months are subject to revocation of production rights. If the Goods are out of production for more than three consecutive months, Licensor may terminate the production rights for the particular category of Goods, that particular Good in a particular territory, or terminate the entire Agreement at Licensor's sole discretion.

     (b) If Licensee shall fail to make any payment due hereunder or to deliver any of the statements herein referred to, and if such default shall continue for a period of five (5) days after written notice of such default is sent by Licensor to Licensee.


     (c) If Licensee is involved in any act of bankruptcy or insolvency, then Licensor shall have the right to terminate this Agreement. Notwithstanding the foregoing, Licensor shall, at any time during the term of this Agreement, have the option of demanding an assurance from Licensee of Licensee's on-going ability to perform the provisions of this Agreement. Unless reasonable and adequate assurance is received by Licensor from Licensee concerning Licensee's ability to perform, Licensor shall have the right to terminate this Agreement.

12. Sales after Expiration.

     Upon expiration of this Agreement, Licensee shall be permitted to sell or ship its remaining inventory of Goods for a period of ninety (90) days following the expiration date of this Agreement. Upon termination of this Agreement, Licensee shall not be permitted to sell or ship its remaining inventory of Goods following the termination date of this Agreement. The Licensee shall not, without prior written consent of the Licensor, sell or ship any such remaining Goods as distress merchandise, or to unaffiliated third parties for eventual resale, or otherwise than in the ordinary course of business. Licensee shall not stockpile inventory prior to expiration or termination of this Agreement for purposes of sale or shipment thereafter. For purposes of this Agreement, a distress sale shall be defined as one in which the merchandise is sold for less than fifty percent (50%) of the normal wholesale selling price.

13. Rights reserved by Licensor.

     Any and all rights in and to said Property which are not expressly granted to the Licensee are hereby reserved by the Licensor. Any one or more of such reserved rights may be exercised or enjoyed by the Licensor, directly or indirectly, at any and all times.

14. Licensor's Claim.

     Whatever claim Licensor may have against Licensee hereunder for royalties and/or for damages shall become a first lien upon all of said Goods manufactured or produced pursuant to the terms of this Agreement in the possession or under the control of Licensee or its agents upon the expiration or termination of this Agreement.

15. Remedies.

     All specific remedies provided for in this Agreement shall be cumulative and shall not be exclusive of one another or of any other remedies available in law or equity. Failure of the Licensor to insist upon strict performance of any of the covenants or terms hereof to be performed by the Licensee shall not be construed to be a waiver of any such other covenants or terms. Should Licensor be forced to initiate legal action due to Licensee's breach hereof, then all legal costs incurred therein by Licensor shall be recoupable by Licensor.

16. Licensee's Indemnification & Product Liability Insurance.


     Licensee hereby agrees to be solely responsible for, to defend and indemnify Licensor and its respective officers, agents and employees, and to hold each of them harmless from any claims, demands, causes of action or damages, including reasonable attorney's fees arising out of the distribution or use of the Goods. Licensee will obtain and maintain product liability insurance at least in the amount of $1,000,000 with a deductible of not more than $10,000 (certificate of which shall be furnished to Licensor) providing adequate protection for Licensor and its respective officers, agents, and employees against any claims, demands, arising out of any alleged defects in Goods or any use thereof. Such insurance policy shall provide that it may not be cancelled without at least ten (10) days written notice to Licensor.

17. Licensor's Warranty.

     Licensor represents and warrants to Licensee that it has the power to enter into this Agreement. Should any third party assert a claim, demand, or cause of action against Licensee contesting Licensor's ownership of the Property in relation to Licensee's use of the Property under this Agreement, Licensor shall have the option to undertake and conduct the defense of any such claim, demand or cause of action. Licensee may, but shall not be obligated to join in such defense and be represented by its own counsel. If Licensee elects to be represented by its own counsel, Licensee will pay its own attorney's fees. Licensee agrees that while it may counsel Licensor concerning the disposition of any such action, Licensor shall have the sole and final decision concerning the disposition of any action which involves the Property and has the right to order the Licensee to dispose of inventory and all works in progress as it sees fit. Licensor shall also have the right, in its discretion, to institute and prosecute lawsuits against third persons for infringement of the rights licensed in this Agreement. Any lawsuit shall be prosecuted solely at the cost and expense of the Licensor and all sums recovered in any such lawsuits, whether by judgement, settlement or otherwise, shall be retained solely and exclusively by the Licensor. Upon request of the Licensor, the Licensee shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The Licensor shall reimburse the Licensee for all reasonable expenses incurred as a result of such cooperation.

18. No Partnership or Joint Venture.

     This Agreement does not constitute and shall not be construed as constituting a partnership, agency, or joint venture between Licensor and Licensee. The Licensee shall have no right to obligate or bind Licensor in any manner whatsoever and nothing herein contained shall give or is intended to give any right of any kind to any third party.

19. No Assignment.

The license hereby granted is and shall be personal to the Licensee and shall not be assignable by any action of the Licensee or by operation of the law, and any attempt at such assignment shall be null and void. The Licensee shall have no right to grant any sublicenses. This Agreement shall inure to the benefit of and shall be binding upon Licensor's successors and assigns.

20. Notice.

     Whenever notice is required to be given under this Agreement, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent of the party serving such notice and sent by telegram, telefax, or mailed by registered or certified mail, to the other party at the address stated above unless notification of a change of address is given in writing.

21. Entire Agreement.

     This Agreement contains the entire understanding of the parties. There are no representations, warranties, promises, covenants or understandings other than those herein contained.

22. Confidentiality.

     This Agreement and the contents hereof constitute a confidential business relationship between the parties. Each panty acknowledges that significant damage could be done to the other one should the terms of this Agreement become public knowledge. Both parties agree that they will not reveal the terms of this Agreement to any third party (excluding agents, attorneys, representatives, and others with whom they have a legal obligation to disclose) and that they will exercise reasonable precautions to insure that neither they nor their employees or agents shall allow the terms of the Agreement to become public knowledge.

23. Disclaimer.

     This Agreement in no manner absolves Licensee of its responsibility, if any, to procure legally sufficient permission from the copyright owner(s) of the photographs, illustrations, and/or artwork utilized in conjunction with the manufacture and distribution of the Goods. Licensee agrees to indemnify and hold harmless Licensor and its agent(s) from any and all claims made by third parties with respect to copyrighted materials utilized in conjunction with this Agreement.

24. Construction & Jurisdiction.

     (a) This Agreement shall be construed in accordance with the laws of the state of Indiana.

     (b) Nothing in this Agreement is intended to be contrary to the laws of any country or political subdivision thereof. In the event that any of the paragraphs or particular terms or conditions set forth within any paragraphs are held to be unenforceable by a court of record with competent jurisdiction, such paragraph or particular term of condition therein shall be deemed to be stricken from this Agreement within the jurisdiction of such court and the Agreement shall otherwise remain in full force and effect in such jurisdiction and in its entirety in other jurisdictions.

     (c) Notwithstanding any present or future legal decisions in any jurisdiction, regarding the necessity of Licensee to be licensed hereunder, Licensee agrees to pay royalties as provided herein for as long as it exploits the Property.

25. Arbitration and/or Forum Selection Clause.

     Both parties acknowledge and consent that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled either by arbitration in Indianapolis, Indiana or in a court located in the State of Indiana as follows:

     (a) Any controversy or claim arising out of or relating to the Agreement, or breach thereof, shall be settled by arbitration in Indianapolis, Indiana, in accordance with the Rules of the American Arbitration Association. The judgment upon the award rendered by the arbitrator(s) may be entered in any court having the jurisdiction thereof; and/or

     (b) Licensee agrees and consents to venue and jurisdiction within any court located in the State of Indiana, agreeing that any such court would have exclusive jurisdiction over any dispute, case or controversy arising under or in connection with this Agreement, and that such any Indiana court shall be a proper forum in which to adjudicate such dispute, case or controversy.

     The prevailing party in any action above (including arbitration) shall be allowed to recoup any and all attorney fees, interest and costs therein.

     IN WITNESS WHEREOF, the parties hereto have signed by their duly authorized officers as of the day and year first above written.

"Licensor"                                  "Licensee"


/s/ Isabella Rossellini                     [Illegible]
---------------------------------           -------------------------
Isabella Rossellini                         Artisan House, Inc.


_________________________________
Ingrid (Isotta) Rossellini Aborn

_________________________________
Roberto Rossellini

_________________________________
Pia Lindstrom

     (a) Any controversy or claim arising out of or relating to the Agreement, or breach thereof, shall be settled by arbitration in Indianapolis, Indiana, in accordance with the Rules of the American Arbitration Association. The judgment upon the award rendered by the arbitrator(s) may be entered in any court having the jurisdiction thereof, and/or

     (b)Licensee agrees and consents to venue and jurisdiction within any court located in the State of Indiana, agreeing that any such court would have exclusive jurisdiction over any dispute, case or controversy arising under or in connection with this Agreement, and that such any Indiana court shall be a proper forum in which to adjudicate such dispute, case or controversy.

     The prevailing party in any action above (including arbitration) shall be allowed to recoup any and all attorney fees, interest and costs therein.

     IN WITNESS WHEREOF, the parties hereto have signed by their duly authorized officers as of the day and year first above written.


"Licensor"                                    "Licensee"


                                              [Illegible]
____________________________________          ----------------------------
Isabella Rossellini                           Artisan House, Inc.


/s/ Ingrid (Isotta) Rossellini Aborn
------------------------------------
Ingrid (Isotta) Rossellini Aborn

____________________________________
Roberto Rossellini

____________________________________
Pia Lindstrom

     (a) Any controversy or claim arising out of or relating to the Agreement, or breach thereof, shall be settled by arbitration in Indianapolis, Indiana, in accordance with the Rules of the American Arbitration Association. The judgment upon the award rendered by the arbitrator(s) may be entered in any court having the jurisdiction thereof; and/or

     (b) Licensee agrees and consents to venue and jurisdiction within any court located in the State of Indiana, agreeing that any such court would have exclusive jurisdiction over any dispute, case or controversy arising under or in connection with this Agreement, and that such any Indiana court shall be a proper forum in which to adjudicate such dispute, case or controversy.

     The prevailing party in any action above (including arbitration) shall be allowed to recoup any and all attorney fees, interest and costs therein

     IN WITNESS WHEREOF, the parties hereto have signed by their duly authorized officers as of the day and year first above written.



"Licensor"                                    "Licensee"

                                               [Illegible]
_________________________________              --------------------------
Isabella Rossellini                            Artisan House, Inc.


_________________________________
Ingrid (Isotta) Rossellini Aborn


/s/ Roberto Rossellini
---------------------------------
Roberto Rossellini

_________________________________
Pia Lindstrom

     (a) Any controversy or claim arising out of or relating to the Agreement, or breach thereof, shall be settled by arbitration in Indianapolis, Indiana, in accordance with the Rules of the American Arbitration Association. The judgment upon the award rendered by the arbitrator(s) may be entered in any court having the jurisdiction thereof; and/or

     (b) Licensee agrees and consents to venue and jurisdiction within any court located in the State of Indiana, agreeing that any such court would have exclusive jurisdiction over any dispute, case or controversy arising under or in connection with this Agreement, and that such any Indiana court shall be a proper forum in which to adjudicate such dispute, case or controversy.

     The prevailing party in any action above (including arbitration) shall be allowed to recoup any and all attorney fees, interest and costs therein.

     IN WITNESS WHEREOF, the parties hereto have signed by their duly authorized officers as of the day and year first above written.


"Licensor"                                      "Licensee"

                                                [Illegible]
________________________________                --------------------------
Isabella Rossellini                             Artisan House, Inc.

________________________________
Ingrid (Isotta) Rossellini Aborn

________________________________

Roberto Rossellini


/s/ Pia Lindstrom
--------------------------------
Pia Lindstrom